CERTIFICATE OF MERGER
                                       OF
                            DISTINCTIVE DEVICES, INC.
                            (A NEW YORK CORPORATION)
                                  WITH AND INTO
                            DISTINCTIVE DEVICES, INC.
                            (A DELAWARE CORPORATION)

                         (PURSUANT TO SECTION 252 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

NAME                                        STATE OF INCORPORATION
----                                        ----------------------

Distinctive Devices, Inc                    New York
Distinctive Devices, Inc.                   Delaware

2. An Agreement and Plan of Merger, dated July 24, 2002, between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of
Section 252(c) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation of the Merger is Distinctive Devices, Inc., a Delaware corporation (the "Surviving Corporation"). Distinctive Devices, Inc., a New York corporation shall be the merging corporation (the "Merging Corporation").

4. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is Distinctive Devices, Inc., One Bridge Plaza, Suite 100, Fort Lee, New Jersey 07024.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

7. The authorized capital stock of each Constituent Corporation that is not a corporation of the State of Delaware is as follows:

          NAME                                 AUTHORIZED CAPITAL STOCK
          ----                                 ------------------------

Distinctive Devices, Inc.,             100,000,000 shares of Common Stock, par
a New York corporation                 value of $.001 per share and 5,000,000
                                       shares of Preferred Stock, par value
                                       $.001 per share.

8. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on this __ day of October, 2002.


                                          DISTINCTIVE DEVICES, INC.,
                                          a Delaware corporation


                                          By:/s/ Sanjay Mody
                                             -----------------------
                                                   Sanjay Mody
                                                   President


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